Exhibit 99.1
Annual Meeting of Stockholders March 11, 2009 Reston, Virginia

Legal Notice Forward Looking Statements Certain statements contained in this presentation, including statements regarding the future development of and demand for our services and our markets, anticipated trends in various expenses, expected legal proceedings, expectations for the divestitures of certain assets, and other statements that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements relate to future events or our future financial and/or operating performance and can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "shows," "predicts," "potential," "continue" or "opportunity," the negative of these words or words of similar import. These forward-looking statements are subject to risks and uncertainties, including the risks and uncertainties described and referred to under the "Risk Factors" section of our annual report on Form 10-K for the year ended September 30, 2008, as well as other filings with the SEC that could cause our actual events or results to differ materially from those anticipated as of the date of this presentation. Press releases and SEC filings can be found on the Investors section of our website at www.Tier.com. Important Information Tier Technologies, Inc. has filed its Definitive Proxy Statement with the SEC and will furnish it to its shareholders in connection with its 2009 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2009 Annual Meeting when it becomes available, because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and other documents (when available) that Tier files with the SEC at the SEC's website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Tier by directing a request to Tier Technologies, Inc., Attn: Corporate Secretary, Keith Omsberg, 10780 Parkridge Blvd., 4th Floor, Reston, VA 20191. Certain Information Concerning Participants Tier, its directors and named executive officers may be deemed to be participants in the solicitation of Tier's security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Tier's Annual Report on Form 10-K for the year ended September 30, 2008, as amended on January 28, 2009, and its Definitive Proxy Statement filed February 10, 2009. To the extent there have been changes in Tier's directors and executive officers, such changes have been or will be reported on Current Reports on Form 8-K filed with the SEC. To the extent holdings of Tier securities have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Change in Beneficial Ownership on Form 4 or Form 5 filed with the SEC. Copyright Tier Technologies, 2009

Agenda Overview: Taking Action Strategic Re-structuring: Creating Long-Term Value Tier Today

Overview - The Company Has Taken Significant Actions In May 2006 restructured management team Terminated Jim Weaver, CEO Hired Ronald Rossetti, CEO Oversaw restatement of the financial statements and relisting on NASDAQ Reviewed strategic alternatives and developed a strategic plan to focus exclusively on electronic payments Selling significant non-core operations Slashing costs Consolidating remaining operations Ensured that new team executed on that plan Realigned Board Elected lead director Added four independent Board members Two with payments industry expertise, two with financial investment expertise Two members replaced Announced stock buyback Acquired ChoicePay to further enhance long-term shareholder value

Strategic Plan Focus on Electronic Payments Grow transaction volume and improve margin by vertical Develop new verticals Reduce client concentration Shift from product sales to providing electronic payment solutions Dispose of legacy businesses Build new management team Market driven vs. sales driven Consolidate platforms to reduce costs and accelerate and expand the development and rollout of new products and features Goal is to become EBITDA positive in FY2009

Official Payments EPOS Independent Validation and Verification Health and Human Services Call Center Business State Systems Integration Government Business Process Outsourcing Financial Management Systems Unemployment Insurance Systems Pension VSA Strategic Re-Structuring: Creating Long-Term Value Tier Technologies Legacy Businesses Electronic Payment Processing (EPP) Tier - May 2006

Official Payments EPOS ChoicePay Independent Validation and Verification 12/31/07 Health and Human Services 3/1/08 Call Center Business 4/1/08 State Systems Integration 5/30/08 Government Business Process Outsourcing 6/30/08 Financial Management Systems 11/30/08 Unemployment Insurance Systems 2/13/08 Pension VSA Strategic Re-Structuring: Creating Long-Term Value Tier Technologies Legacy Businesses Electronic Payment Processing (EPP) Tier - February 2009 Consolidated Offering 2010

Tier Today - Slashed SG&A, Approved Share Buy Back Management slashed SG&A Reductions across all departments projected to generate $4 million, or 13% savings in FY 2009 First Quarter FY 2009 savings $771,000, or 9.0%, vs. prior year quarter Fourth Quarter FY 2009 projected savings $2.5 million, or 26%, vs. prior year quarter Full impact of FY 2009 cost savings in FY 2010 Anticipate additional cost savings from technology enhancements and consolidation in future years Since FY 2006, management has reduced SG&A from 35.4% or revenue to and estimated range of 24.0 to 27.0% in FY 2009. Board Approved Share Buy Back Authorization includes up to $15 million Announced January, 2009 Why now? Restructuring complete Liquidity from the UBS Rights Offering FY 2009 projected to be EBITDA Positive

Tier Today - Developing New Markets IRS/Federal Gov Tax Payments 30.6% 7.5% State Income Tax 7.9% 6.0% Real Property Tax 27.0% 6.9% Moving Violations & Parking 3.6% 9.7% Utility Payments 11.1% 68.0% Higher Education 9.0% 56.0% Local and Other 10.5% 23.2% Total 100.0% 15.6% FY2009 Revenue Contribution * Vertical CAGR** * Percentages represent FY2009 budget. FY2009 includes ChoicePay.**CAGR FY2007 - FY2009B.

$ 140,000 130,000 120,000 100,000 80,000 60,000 40,000 20,000 0 FY2004 FY2005 FY2006 FY2007 FY2008 Revenue Transactions FY2009F 16,000 15,000 14,000 13,000 12,000 11,000 10,000 9,000 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 Transactions (thousands) Tier Internal Data. Tier is unable to provide a revenue forecast for FY 2009. FY 2009 transactions include ChoicePay. 40,669 56,452 78,578 99,433 117,072 4,203 5,894 8,059 10,286 15,900 2,341 Revenue (thousands) Tier Today - EPP Revenue and Transaction Trends

Stock Performance Since Restructuring Note: Restructuring announced February 8, 2007. Stock Prices as of 1/30/2009; Core Bank Processors Index includes: Fiserv, FIS, Metavante, Jack Henry and S1 Corp; Other Financial Transaction Services Index includes: Western Union, Intuit, Alliance Data Systems, Total Systems Services, Global Payments, CyberSource, Euronet Worldwide, ACI Worldwide and Bottomline Market Meltdown S&P 500 Russell 2000 Tier Other Fin Trx Services Core Bank Processors Relative Performance Since 2/8/07 as of 1/30/09 Tier (22)% Other Financial Transaction Services (37)% S&P 500 (43)% Russell 2000 (45)% Core Bank Processors (47)%